EXHIBIT 99.1

[REGIONS NOTICE]

The Blackout Period: March 27 – April 7, 2008

In order to merge the two existing plans together, there will be a Blackout Period beginning on March 27, 2008, at 3 p.m. CT and is expected to end on April 7, 2008, at 8 a.m. CT.

During the Blackout Period, you will not be able to make changes or conduct transactions within your account including redirecting your investment allocation or requesting a withdrawal or distribution of any type. For this reason, it is very important that you review your account and consider the appropriateness of your current investments in light of your inability to redirect or diversify those investments during this period. The next few weeks leading up to the Blackout Period are an ideal time to carefully review your retirement planning, as well as your overall financial plan:

•	For your long-term security, give careful consideration to the importance of a well-balanced and diversified investment portfolio, taking into account all your assets, income and investments.
•

Be aware that there is a risk to holding substantial portions of your assets in the securities of any one company, as individual securities tend to have wider price swings, up and down, in short periods of time, than investments in diversified funds. Stocks that have wide price swings might have a large loss during the Blackout Period, and you would not be able to direct the sale of such stocks from your account until the Blackout Period ends.

To request transactions or make changes to your account BEFORE the Blackout Period begins, please read the important deadlines below.

Requests for Loans:

•	Paper Loans (Residential and Non-Residential) – Completed form must be received by Regions Corporate Benefits Department, 1900 5th Avenue North, Birmingham, AL 35203 no later than March 14, 2008.
•	Paperless Loans (General Purpose) – Request the loan via https://www.retirement247.com or by calling 877-RMKT-247 no later than 3 p.m. CT March 27, 2008. The loan request is not final until you have clicked “Issue Loan.”

Requests for Hardship Withdrawals:

•

Completed paper form must be received by Regions Corporate Benefits Department, 1900 5th Avenue North, Birmingham, AL 35203 no later than March 14, 2008. You may print the form by logging into your account at https://www.retirement247.com or request that it be mailed to your home address by calling 877-RMKT-247.

Requests for Withdrawals and Termination Distributions:

•

Age 59 1/2 and In-Service Withdrawals – Completed paper form must be received by Regions Recordkeeping Services, 61 Saint Joseph Street, 14th Floor, Mobile, AL 36602 no later than March 14, 2008. Online requests must be completed by 3 p.m. CT March 27, 2008.

•

Termination distribution – Paper form must be received by Regions Recordkeeping Services, 61 Saint Joseph Street, 14th Floor, Mobile, AL 36602 no later than March 14, 2008. Termination distributions cannot be processed online.

Rollover Contributions into the Plan

Completed paper form and rollover check must be received by Corporate Benefits Department, 1900 5th Avenue North, 16th floor Birmingham, AL 35203 no later than March 14, 2008. If your rollover is determined to be eligible, the money will be invested into your account as soon as administratively possible.

Deferral and Investment Changes:

•	Investment of current account balances and/or future deferrals – Make changes by phone or online no later than 3 p.m. CT on March 27, 2008.
•	Deferral rate – Make changes by phone or online by 3 p.m. CT on March 27, 2008. Changes made March 16 through March 27 will be effective with your April 15, 2008, pay statement.

PIN Changes:

•	Deadline for changing your personal identification number (PIN) is 3 p.m. CT March 27, 2008.

Access to Your Account During the Blackout Period Is Limited:

•	From 3 p.m. CT on March 27, 2008, until 3 p.m. CT on April 1, 2008, you will have “inquiry only” access to your accounts.
•	Beginning at 3 p.m. CT on April 1, 2008, you will not be able to access your account.
•	Beginning at 8 a.m. CT on April 7, 2008, we expect you will have full access to your account.

Plan Operations Stay the Same During the Blackout Period

It is important to understand that the operation of the Regions 401(k) Plan will stay the same throughout the Blackout Period. Your payroll deductions and the company match for the Plan will continue, and they will be contributed to your account during the Blackout Period. As part of the transition, your March 31, 2008, payroll deductions may be credited to your account one or two days early.

If you have any questions during the Blackout Period, contact:

The Princeton Retirement Group, Inc.

P.O. Box 105158, Atlanta, GA 30348-5158

toll free at 866-630-5295.

[AMSOUTH NOTICE]

The Blackout Period: March 27 – April 7, 2008

In order to merge the two existing Plans together, there will be a Blackout Period that begins on March 27, 2008, at 3 p.m. CT and is expected to end on April 7, 2008, at 8 a.m. CT.

During the Blackout Period, you will not be able to make changes or conduct transactions within your account including redirecting your investment allocation or requesting a withdrawal or distribution of any type. For this reason, it is very important that you review your account and consider the appropriateness of your current investments in light of your inability to redirect or diversify those investments during this period. The next few weeks leading up to the Blackout Period are an ideal time to carefully review your retirement planning, as well as your overall financial plan:

•	For your long-term security, give careful consideration to the importance of a well-balanced and diversified investment portfolio, taking into account all your assets, income and investments.
•

Be aware that there is a risk to holding substantial portions of your assets in the securities of any one company, as individual securities tend to have wider price swings, up and down, in short periods of time, than investments in diversified funds. Stocks that have wide price swings might have a large loss during the Blackout Period, and you would not be able to direct the sale of such stocks from your account until the Blackout Period ends.

To make changes to your account BEFORE the Blackout Period begins, please read the important deadlines below:

•	Requests by Form: For a withdrawal request (hardship, in-service or termination), your form must be received by PRG by March 14, 2008.
•	Requests Online: Changes to your investment allocations (current and future money) or to your password must be completed by 3 p.m. CT on March 27, 2008 at 866-630-5295 or at www.amsouthdailyelect.com.

Access to your account during the Blackout Period is limited:

•	From 3 p.m. CT on March 27, 2008, until 3 p.m. CT on April 1, 2008, you will have “inquiry only” access to your accounts.
•	Beginning at 3 p.m. CT on April 1, 2008, you will not be able to access your account.
•	Beginning at 8 a.m. CT on April 7, 2008, we expect you will have full access to your account.

Plan Operations Stay the Same During the Blackout Period

It is important to understand that the operation of the Plan will stay the same throughout the Blackout Period. Your payroll deductions and the company match for the Regions 401(k) Plan will continue, and they will be contributed to your account during the Blackout Period. As part of the transition, your March 31, 2008, payroll deductions may be credited to your account one or two days early.

If you have any questions during the Blackout Period, contact:

The Princeton Retirement Group, Inc.

P.O. Box 105158, Atlanta, GA 30348-5158

toll free at 866-630-5295.